UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2007

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On May 10, 2007, PPL Electric Utilities Corporation (“PPL Electric”) issued a press release announcing the Pennsylvania Public Utilities Commission’s (“PUC”) approval of PPL Electric’s plan to procure default electricity supply in 2010 for retail customers who do not choose an alternative competitive supplier. Under the plan, PPL Electric will issue competitive bids for such supply in 2007, 2008 and 2009. The price customers pay in 2010 will result from a blend of contracts from these competitive bids. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

On May 10, the PUC also approved final regulations regarding the obligation of Pennsylvania electric utilities to provide default electricity supply in 2011 and beyond. The new regulations provide that default service providers will acquire electricity supply at prevailing market prices pursuant to procurement and implementation plans approved by the PUC. The regulations also address the utilities’ recovery of market supply costs. The final regulations will become effective after review by several other state agencies and publication in the Pennsylvania Bulletin.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated May 10, 2007, announcing approval of PPL Electric Utilities’ 2010 Power Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel
James E. Abel Vice President - Finance and Treasurer

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ James E. Abel
James E. Abel Treasurer

Dated:  May 16, 2007